UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2013

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ROTECH HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-50940	03-0408870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 822-4600

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
As previously announced, Rotech Healthcare Inc. (the “Company”), is in negotiations with certain of its second lien noteholders (the “Consenting Noteholders”), which collectively hold in the aggregate a majority in outstanding principal amount of the Company's 10.5% Senior Second Lien Notes, issued under the Indenture dated as of March 17, 2011, among the Company, as Issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the potential restructuring and recapitalization of the Company's current capital structure, including without limitation the Company's obligations in respect of the Consenting Noteholders. The Company entered into certain nondisclosure agreements with the Consenting Noteholders for the purpose of facilitating such confidential discussions. In the course of those discussions, the Company provided to the Consenting Noteholders certain information regarding the Company's preliminary fourth quarter and annual results for 2012. Pursuant to such nondisclosure agreements, the Company was contractually obligated under certain circumstances to make publicly available the materials it provided to the extent such materials could be deemed to constitute material non-public information. The primary purpose of this Current Report on Form 8-K is to satisfy the contractual obligation of the Company under such nondisclosure agreements.

In furnishing the attached information, the Company notes that the fourth quarter and annual results are preliminary and unaudited, and as such may be subject to material revision, and in many instances also may be subject to normal year-end adjustments and therefore the attached information should not be relied upon by investors.
A copy of the materials provided to the Consenting Noteholders, as updated to include the most current available information, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. The information on this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to that the Company will have sufficient cash on hand to pay its operating expenses; the Company's ability to continue to comply with other covenants under its notes or credit facility; potential decreases in Medicare Part B reimbursement rates; legislative or regulatory changes to Medicare or related programs; health care reform, including recently enacted legislation; adjustments in reimbursement rates set by the Centers for Medicare & Medicaid Services; the effects of the competitive bidding process under Medicare; the accreditation of the Company's operating locations and their compliance with government standards for coverage and payment; the ability of the Company to develop, secure approval of and consummate a prearranged plan of chapter 11 reorganization; the Company's ability to improve its operating structure, financial results and profitability following emergence from chapter 11; the potential adverse effects of the chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the Company's ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs and service its debt; the Company's ability to maintain contracts that are critical to its operation; the Company's ability to obtain and maintain normal terms with customers, suppliers and service providers; and the Company's ability to retain key executives, managers and employees. Additional factors that may affect future results are contained in the Company's filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 8.01    Other Events
The Company has substantially completed the preparation of its financial statements for the year ended December 31, 2012.  However, the Company plans to file a Notification of Late Filing on Form 12B-25 with the SEC pertaining to its Annual Report on Form 10-K for the period ended December 31, 2012 (the “Form 10-K”) in order to allow the Company more time to complete additional internal review procedures as a result of the government's execution of search warrants on March 13, 2013, which was previously reported by the Company.  Such procedures are being completed at the request of the Company's board of directors under the supervision and direction of outside legal counsel. The Company currently expects to complete the Form 10-K and submit the filing to the SEC on or before April 16, 2013.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

99.1	Materials Provided to Consenting Noteholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.
(Registrant)

Date: March 27, 2013	By: /s/ Steven P. Alsene
Steven P. Alsene
President & Chief Executive Officer

Exhibit Index

99.1	Materials Provided to Consenting Noteholders